PRA Group Reports Fourth Quarter and Full Year 2024 Results

Transformational Year Culminates in Return to Enhanced Profitability

Record Portfolio Purchases of $1.4 Billion and Cash Collections Growth of 13% to $1.9 Billion

Company Updates 2025 Financial Targets, Raising Portfolio Purchases Target to $1.2 Billion

NORFOLK, Va., February 19, 2025 - PRA Group, Inc. (Nasdaq: PRAA) (the "Company"), a global leader in acquiring and collecting nonperforming loans, today reported its financial results for the fourth quarter ("Q4 2024") and full year of 2024.

Q4 2024 Highlights
•Net income attributable to PRA Group, Inc. of $18.5 million, or diluted earnings per share of $0.47.
•Total portfolio purchases of $432.7 million.
•Total cash collections of $468.1 million.
•Record estimated remaining collections ("ERC")1 of $7.5 billion.
•Cash efficiency ratio2 of 58.0%.

Full Year 2024 Highlights
•Net income attributable to PRA Group, Inc. of $70.6 million, or diluted earnings per share of $1.79.
•Record total portfolio purchases of $1.4 billion.
•Total cash collections of $1.9 billion.
•Cash efficiency ratio2 of 58.8%.
•Adjusted EBITDA3 of $1.1 billion.

	Three Months Ended Dec 31,		Year Ended Dec 31,
($ in thousands, except per share amounts)	2024	2023	2024	2023
Net income/(loss) attributable to PRA Group, Inc.	$18,456	$(8,782)	$70,601	$(83,477)
Diluted earnings per share	$0.47	$(0.22)	$1.79	$(2.13)

“2024 was a transformational year reflecting decisive action and rigorous execution, which drove significantly improved results. We expanded our senior leadership team, delivered on our cash-generating and operational initiatives in the U.S., further differentiated our European platform, and strengthened our capital structure,” said Vikram Atal, president and chief executive officer. "We achieved record portfolio purchases of $1.4 billion, up 22% year-over-year, as we continued to invest with discipline and capitalize on the strong portfolio supply in the U.S., with pricing remaining attractive globally. Cash collections of $1.9 billion represented 13% year-over-year growth, as we not only benefited from recent purchases but, just as importantly, extracted additional value from our existing portfolios. With strong topline growth and expense management, we achieved net income attributable to PRA Group, Inc. of $70.6 million. The progress we have made over the last two years positions us to further optimize the platform, sustain profitable growth and drive shareholder value. As a result, we remain optimistic about
1.Refers to the sum of all future projected cash collections on the Company's nonperforming loan portfolios.
2.Calculated by dividing cash receipts less operating expenses by cash receipts. Cash receipts refers to cash collections on the Company's nonperforming loan portfolios, fees and revenue recognized from the Company's class action claims recovery services.
3.A reconciliation of net income, the most directly comparable financial measure calculated and reported in accordance with GAAP, to Adjusted EBITDA can be found at the end of this press release.

the future and are updating our 2025 targets, including raising our portfolio purchases target to $1.2 billion."

Cash Collections and Revenues
The following table presents cash collections by quarter and by source on an as reported and constant currency-adjusted basis:

Cash Collection Source	2024				2023
($ in thousands)	Q4	Q3	Q2	Q1	Q4
Americas and Australia Core	$257,711	$266,977	$263,828	$256,861	$220,127
Americas Insolvency	24,067	26,065	26,971	25,209	24,293
Europe Core	162,564	158,242	156,739	145,933	144,361
Europe Insolvency	23,724	25,826	26,344	21,515	21,502
Total Cash Collections	$468,066	$477,110	$473,882	$449,518	$410,283

Cash Collection Source -
Constant Currency Adjusted	2024				2023
($ in thousands)	Q4				Q4
Americas and Australia Core	$257,711				$212,783
Americas Insolvency	24,067				24,209
Europe Core	162,564				145,808
Europe Insolvency	23,724				22,145
Total Cash Collections	$468,066				$404,945

•Total cash collections in Q4 2024 increased 14.1% to $468.1 million compared to $410.3 million in the fourth quarter of 2023 ("Q4 2023"). For the full year, total cash collections increased 12.5% to $1.9 billion, compared to $1.7 billion in 2023.

	Three Months Ended Dec 31,		Year Ended Dec 31,
($ in thousands)	2024	2023	2024	2023
Portfolio income	$229,720	$194,636	$857,188	$757,128
Recoveries collected in excess of forecast	$31,879	$17,856	$156,135	$65,132
Changes in expected future recoveries	23,381	4,898	84,733	(35,998)
Changes in expected recoveries	$55,260	$22,754	$240,868	$29,134
Total portfolio revenue	$284,980	$217,390	$1,098,056	$786,262

•Total portfolio revenue in Q4 2024 increased 31.1% to $285.0 million, compared to $217.4 million in Q4 2023. For the full year, total portfolio revenue increased 39.7% to $1.1 billion, compared to $786.3 million in 2023.

Expenses
•Operating expenses in Q4 2024 increased 13.2% to $199.1 million, compared to $175.9 million in Q4 2023.
◦Legal collection costs increased $11.1 million, primarily due to increased investments in our U.S. legal collections channel to drive future cash collections growth.
◦Legal collection fees increased $6.4 million, primarily due to higher external legal collections in our U.S. Core portfolio.

•For the full year, operating expenses increased by 10.4% to $774.8 million, compared to $702.1 million in 2023.
•For the full year, interest expense, net increased by 26.2% to $229.3 million, compared to $181.7 million in 2023, primarily reflecting higher debt balances to support portfolio investments.
•The effective tax rate for the full year was 19.2%.

Portfolio Purchases

Portfolio Purchase Source	2024				2023
($ in thousands)	Q4	Q3	Q2	Q1	Q4
Americas and Australia Core	$194,063	$263,613	$198,761	$174,660	$143,052
Americas Insolvency	9,460	10,162	26,627	22,156	18,608
Europe Core	220,875	71,507	127,991	43,997	110,780
Europe Insolvency	8,272	4,696	25,990	5,004	12,476
Total Portfolio Purchases	$432,670	$349,978	$379,369	$245,817	$284,916

•The Company purchased $432.7 million in portfolios of nonperforming loans in Q4 2024 and $1.4 billion in 2024, the latter of which represented a Company record.
•At the end of Q4 2024, the Company had in place estimated forward flow commitments1 of $498.9 million over the next 12 months, comprised of $403.1 million in the Americas and Australia and $95.8 million in Europe.

Credit Availability
•Total availability under the Company's credit facilities as of December 31, 2024 was $1.0 billion, comprised of $564.3 million based on current ERC and subject to debt covenants, and $462.0 million of additional availability subject to borrowing base and debt covenants, including advance rates.

Financial and Operational Targets for 2025
The Company has updated its financial and operational targets for the full year 2025:

•$1.2 billion of portfolio investments
•High single-digit cash collections growth
•60%+ cash efficiency ratio
•~12% return on average tangible equity2

These targets exclude the impact of the Company exercising its right to sell its equity interest in RCB Investimentos S.A., the servicing company for the Company's nonperforming loans in Brazil. This transaction does not impact the Company's ownership of any portfolios in Brazil, and the Company does not expect this to impact its existing operations or future portfolio investment opportunities in this market.

Conference Call Information
PRA Group, Inc. will hold a conference call today at 5:00 p.m. ET to discuss its financial and operational results. To listen to a webcast of the call and view the accompanying slides, visit https://ir.pragroup.com/events-and-presentations. To listen by phone, call 646-357-8785 in the U.S. or 1-800-836-8184 outside the U.S. and ask for the PRA Group conference call. To listen to a replay of the call, either visit the same website until February 19, 2026, or call 646-517-4150 in the U.S. or 1-888-660-6345 outside the U.S. and use access code 21638# until February 26, 2025.

1.Contractual agreements with sellers of nonperforming loans that allow for the purchase of nonperforming loan portfolios at pre-established prices. These amounts represent our estimated forward flow purchases over the next 12 months under the agreements in place based on projections and other factors, including sellers' estimates of future forward flow sales, and are dependent on actual delivery by the sellers and, in some cases, the impact of foreign exchange rate fluctuations. Accordingly, amounts purchased under these agreements may vary significantly.
2.A reconciliation of total stockholders' equity – PRA Group, Inc., the most directly comparable financial measure calculated and reported in accordance with GAAP, to average tangible equity can be found at the end of this press release.

About PRA Group
As a global leader in acquiring and collecting nonperforming loans, PRA Group, Inc. returns capital to banks and other creditors to help expand financial services for consumers in the Americas, Europe and Australia. With thousands of employees worldwide, PRA Group, Inc. companies collaborate with customers to help them resolve their debt. For more information, please visit www.pragroup.com.

About Forward-Looking Statements
Statements made herein that are not historical in nature, including PRA Group, Inc.’s or its management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management's current beliefs, estimates, assumptions and expectations of PRA Group, Inc.’s future operations and financial and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that the Company's expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA Group, Inc. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including risk factors and other risks that are described from time to time in PRA Group, Inc.’s filings with the Securities and Exchange Commission, including PRA Group, Inc.’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, which are available through PRA Group, Inc.'s website and contain a detailed discussion of PRA Group, Inc.'s business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA Group, Inc. assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group, Inc.’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

PRA Group, Inc.
Consolidated Income Statements
(Amounts in thousands, except per share amounts)

	(unaudited)		(unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues:
Portfolio income	$229,720	$194,636	$857,188	$757,128
Changes in expected recoveries	55,260	22,754	240,868	29,134
Total portfolio revenue	284,980	217,390	1,098,056	786,262
Other revenue	8,252	4,028	16,468	16,292
Total revenues	293,232	221,418	1,114,524	802,554
Operating expenses:
Compensation and benefits	74,959	71,070	298,903	288,778
Legal collection costs	34,036	22,903	124,782	89,131
Legal collection fees	16,270	9,844	56,623	38,072
Agency fees	21,583	20,208	83,334	74,699
Professional and outside services	19,592	20,555	83,218	82,619
Communication	9,230	9,905	43,433	40,430
Rent and occupancy	4,474	4,126	16,929	17,319
Depreciation, amortization and impairment	2,966	3,234	10,792	18,615
Other operating expenses	15,986	14,044	56,778	52,399
Total operating expenses	199,096	175,889	774,792	702,062
Income from operations	94,136	45,529	339,732	100,492
Other income and (expense):
Interest expense, net	(60,574)	(50,946)	(229,267)	(181,724)
Foreign exchange gain/(loss), net	(147)	(695)	(9)	289
Other	(15)	(564)	(851)	(1,944)
Income/(loss) before income taxes	33,400	(6,676)	109,605	(82,887)
Income tax expense/(benefit)	10,616	(816)	21,032	(16,133)
Net Income/(loss)	22,784	(5,860)	88,573	(66,754)
Adjustment for net income attributable to noncontrolling interests	4,328	2,922	17,972	16,723
Net income/(loss) attributable to PRA Group, Inc.	$18,456	$(8,782)	$70,601	$(83,477)
Net income/(loss) per common share attributable to PRA Group, Inc.:
Basic	$0.47	$(0.22)	$1.79	$(2.13)
Diluted	$0.47	$(0.22)	$1.79	$(2.13)
Weighted average number of shares outstanding:
Basic	39,468	39,245	39,382	39,177
Diluted	39,681	39,245	39,542	39,177

PRA Group, Inc.
Consolidated Balance Sheets
(Amounts in thousands)

	(unaudited)
	December 31, 2024	December 31, 2023
Assets
Cash and cash equivalents	$105,938	$112,528
Investments	66,304	72,404
Finance receivables, net	4,140,742	3,656,598
Income taxes receivable	19,559	27,713
Deferred tax assets, net	75,134	74,694
Right-of-use assets	32,173	45,877
Property and equipment, net	29,498	36,450
Goodwill	396,357	431,564
Other assets	65,450	67,526
Total assets	$4,931,155	$4,525,354
Liabilities and Equity
Liabilities:
Accrued expenses and accounts payable	$141,211	$138,218
Income taxes payable	28,584	17,912
Deferred tax liabilities, net	16,813	17,051
Lease liabilities	36,437	50,300
Interest-bearing deposits	163,406	115,589
Borrowings	3,326,621	2,914,270
Other liabilities	24,476	32,638
Total liabilities	3,737,548	3,285,978
Equity:
Preferred stock, $0.01 par value, 2,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000 shares authorized, 39,510 shares issued and outstanding as of December 31, 2024; 100,000 shares authorized, 39,247 shares issued and outstanding as of December 31, 2023	395	392
Additional paid-in capital	17,882	7,071
Retained earnings	1,560,149	1,489,548
Accumulated other comprehensive loss	(443,394)	(329,899)
Total stockholders' equity - PRA Group, Inc.	1,135,032	1,167,112
Noncontrolling interests	58,575	72,264
Total equity	1,193,607	1,239,376
Total liabilities and equity	$4,931,155	$4,525,354

Select Expenses (Income) Amounts in thousands, pre-tax

	Three Months Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Noncash interest expense - amortization of debt discount/premium and issuance costs	2,241	3,795	2,331	2,200	2,177	2,220	2,384	2,441
Change in fair value of derivatives	(4,686)	(5,706)	(5,628)	(5,930)	(6,734)	(6,545)	(6,960)	(5,470)
Amortization of intangibles	58	60	58	60	69	69	68	66
Impairment of real estate	—	—	—	—	202	5,037	—	—
Stock-based compensation expense	3,337	3,251	3,555	3,327	2,952	1,629	2,715	3,799

Purchase Price Multiples as of December 31, 2024 Amounts in thousands
Purchase Period	Purchase Price (1)(2)	Total Estimated Collections (3)	Estimated Remaining Collections (4)	Current Purchase Price Multiple	Original Purchase Price Multiple (5)
Americas and Australia Core
1996-2014	$2,336,839	$6,666,570	$86,032	285%	228%
2015	443,114	927,658	46,128	209%	205%
2016	455,767	1,098,337	57,944	241%	201%
2017	532,851	1,224,240	88,789	230%	193%
2018	653,975	1,541,030	132,482	236%	202%
2019	581,476	1,318,780	123,568	227%	206%
2020	435,668	961,295	137,424	221%	213%
2021	435,846	736,453	237,332	169%	191%
2022	406,082	711,153	299,192	175%	179%
2023	622,583	1,222,214	800,016	196%	197%
2024	823,662	1,738,041	1,593,881	211%	211%
Subtotal	7,727,863	18,145,771	3,602,788
Americas Insolvency
1996-2014	1,414,476	2,722,528	18	192%	155%
2015	63,170	88,142	14	140%	125%
2016	91,442	118,446	152	130%	123%
2017	275,257	359,007	773	130%	125%
2018	97,879	136,633	539	140%	127%
2019	123,077	167,054	1,987	136%	128%
2020	62,130	91,244	11,795	147%	136%
2021	55,187	74,384	19,064	135%	136%
2022	33,442	47,469	23,982	142%	139%
2023	91,282	119,560	83,007	131%	135%
2024	68,391	101,716	89,633	149%	149%
Subtotal	2,375,733	4,026,183	230,964
Total Americas and Australia	10,103,596	22,171,954	3,833,752
Europe Core
2012-2014	814,553	2,669,874	379,300	328%	205%
2015	411,340	758,443	120,732	184%	160%
2016	333,090	583,379	140,510	175%	167%
2017	252,174	366,781	89,512	145%	144%
2018	341,775	561,190	168,307	164%	148%
2019	518,610	856,928	290,123	165%	152%
2020	324,119	581,309	219,274	179%	172%
2021	412,411	713,243	352,787	173%	170%
2022	359,447	587,410	398,171	163%	162%
2023	410,593	693,410	510,556	169%	169%
2024	451,786	815,403	770,745	180%	180%
Subtotal	4,629,898	9,187,370	3,440,017
Europe Insolvency
2014	10,876	19,087	—	175%	129%
2015	18,973	29,488	—	155%	139%
2016	39,338	58,074	517	148%	130%
2017	39,235	52,129	571	133%	128%
2018	44,908	52,994	1,685	118%	123%
2019	77,218	114,028	9,631	148%	130%
2020	105,440	159,773	19,710	152%	129%
2021	53,230	75,089	19,991	141%	134%
2022	44,604	63,240	33,069	142%	137%
2023	46,558	65,196	47,203	140%	138%
2024	43,459	63,717	54,480	147%	147%
Subtotal	523,839	752,815	186,857
Total Europe	5,153,737	9,940,185	3,626,874
Total PRA Group	$15,257,333	$32,112,139	$7,460,626
(1)Includes the acquisition date finance receivables portfolios that were acquired through our business acquisitions.
(2)Non-U.S. amounts are presented at the exchange rate at the end of the year in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the portfolio are presented at the year-end exchange rate for the respective year of purchase.
(3)Non-U.S. amounts are presented at the year-end exchange rate for the respective year of purchase.
(4)Non-U.S. amounts are presented at the December 31, 2024 exchange rate.
(5)The Original Purchase Price Multiple represents the purchase price multiple at the end of the year of acquisition.

Portfolio Financial Information (1)
Amounts in thousands
	Year Ended December 31, 2024				As of December 31, 2024
Purchase Period	Cash Collections (2)	Portfolio Income (2)	Changes in Expected Recoveries (2)	Total Portfolio Revenue (2)	Net Finance Receivables (3)
Americas and Australia Core
1996-2014	$49,430	$20,182	$32,247	$52,429	$28,916
2015	17,254	7,416	15,087	22,503	20,325
2016	23,996	12,863	10,866	23,729	21,595
2017	39,179	17,745	15,041	32,786	36,691
2018	75,887	27,489	34,009	61,498	69,363
2019	77,702	31,575	17,210	48,785	69,098
2020	87,038	34,766	9,314	44,080	77,729
2021	98,398	49,853	(11,413)	38,440	124,903
2022	144,656	61,438	(4,581)	56,857	181,937
2023	285,853	162,745	(1,541)	161,204	450,432
2024	145,984	116,143	13,780	129,923	807,358
Subtotal	1,045,377	542,215	130,019	672,234	1,888,347
Americas Insolvency
1996-2014	1,269	170	1,104	1,274	—
2015	192	28	134	162	9
2016	560	39	429	468	133
2017	2,516	192	2,016	2,208	699
2018	2,503	117	1,043	1,160	511
2019	14,648	909	(1,651)	(742)	1,903
2020	16,984	2,393	565	2,958	10,991
2021	15,316	2,942	612	3,554	17,067
2022	11,137	3,042	661	3,703	20,404
2023	25,104	10,831	(1,272)	9,559	66,685
2024	12,083	7,241	445	7,686	63,027
Subtotal	102,312	27,904	4,086	31,990	181,429
Total Americas and Australia	1,147,689	570,119	134,105	704,224	2,069,776
Europe Core
2012-2014	101,686	61,342	30,572	91,914	86,106
2015	30,431	13,316	6,116	19,432	59,318
2016	27,447	12,746	4,522	17,268	79,412
2017	17,868	6,600	(133)	6,467	59,637
2018	37,136	13,543	5,850	19,393	108,195
2019	68,188	21,935	11,709	33,644	195,751
2020	50,148	18,667	10,654	29,321	134,983
2021	66,645	28,048	8,116	36,164	213,432
2022	74,718	29,894	4,613	34,507	251,662
2023	103,129	42,584	4,380	46,964	303,553
2024	46,082	19,035	6,759	25,794	429,327
Subtotal	623,478	267,710	93,158	360,868	1,921,376
Europe Insolvency
2014	181	—	181	181	—
2015	193	2	164	166	—
2016	794	109	401	510	134
2017	1,542	115	121	236	428
2018	3,462	246	331	577	1,491
2019	12,916	1,326	1,717	3,043	8,378
2020	25,549	2,674	3,403	6,077	18,148
2021	15,376	2,580	2,190	4,770	17,754
2022	15,198	3,753	2,803	6,556	27,385
2023	12,744	5,001	1,068	6,069	37,503
2024	9,454	3,553	1,226	4,779	38,369
Subtotal	97,409	19,359	13,605	32,964	149,590
Total Europe	720,887	287,069	106,763	393,832	2,070,966
Total PRA Group	$1,868,576	$857,188	$240,868	$1,098,056	$4,140,742
(1)Includes the nonperforming loan portfolios that were acquired through our business acquisitions.
(2)Non-U.S. amounts are presented using the average exchange rates during the current year.
(3)Non-U.S. amounts are presented at the December 31, 2024 exchange rate.

Cash Collections by Year, By Year of Purchase (1) as of December 31, 2024 Amounts in millions
		Cash Collections
Purchase Period	Purchase Price (2)(3)	1996-2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	Total
Americas and Australia Core
1996-2014	$2,336.8	$4,371.9	$727.8	$470.0	$311.2	$222.5	$155.0	$96.6	$68.8	$51.0	$40.2	$49.4	$6,564.4
2015	443.1	—	117.0	228.4	185.9	126.6	83.6	57.2	34.9	19.5	14.1	17.3	884.5
2016	455.8	—	—	138.7	256.5	194.6	140.6	105.9	74.2	38.4	24.9	24.0	997.8
2017	532.9	—	—	—	107.3	278.7	256.5	192.5	130.0	76.3	43.8	39.2	1124.3
2018	654.0	—	—	—	—	122.7	361.9	337.7	239.9	146.1	92.9	75.9	1377.1
2019	581.5	—	—	—	—	—	143.8	349.0	289.8	177.7	110.3	77.7	1148.3
2020	435.7	—	—	—	—	—	—	132.9	284.3	192.0	125.8	87.0	822.0
2021	435.8	—	—	—	—	—	—	—	85.0	177.3	136.8	98.4	497.5
2022	406.1	—	—	—	—	—	—	—	—	67.7	195.4	144.7	407.8
2023	622.5	—	—	—	—	—	—	—	—	—	108.5	285.9	394.4
2024	823.7	—	—	—	—	—	—	—	—	—	—	145.9	145.9
Subtotal	7,727.9	4,371.9	844.8	837.1	860.9	945.1	1,141.4	1,271.8	1,206.9	946.0	892.7	1,045.4	14,364.0
Americas Insolvency
1996-2014	1,414.5	1,949.8	340.8	213.0	122.9	59.1	22.6	5.8	3.3	2.3	1.5	1.3	2,722.4
2015	63.2	—	3.4	17.9	20.1	19.8	16.7	7.9	1.3	0.6	0.3	0.2	88.2
2016	91.4	—	—	18.9	30.4	25.0	19.9	14.4	7.4	1.8	0.9	0.6	119.3
2017	275.3	—	—	—	49.1	97.3	80.9	58.8	44.0	20.8	4.9	2.5	358.3
2018	97.9	—	—	—	—	6.7	27.4	30.5	31.6	24.6	12.7	2.5	136.0
2019	123.1	—	—	—	—	—	13.4	31.4	39.1	37.8	28.7	14.6	165.0
2020	62.1	—	—	—	—	—	—	6.5	16.1	20.4	19.5	17.0	79.5
2021	55.2	—	—	—	—	—	—	—	4.6	17.9	17.5	15.3	55.3
2022	33.4	—	—	—	—	—	—	—	—	3.2	9.2	11.1	23.5
2023	91.2	—	—	—	—	—	—	—	—	—	9.0	25.1	34.1
2024	68.4	—	—	—	—	—	—	—	—	—	—	12.1	12.1
Subtotal	2,375.7	1,949.8	344.2	249.8	222.5	207.9	180.9	155.3	147.4	129.4	104.2	102.3	3,793.7
Total Americas and Australia	10,103.6	6,321.7	1,189.0	1,086.9	1,083.4	1,153.0	1,322.3	1,427.1	1,354.3	1,075.4	996.9	1,147.7	18,157.7
Europe Core
2012-2014	814.5	195.1	297.5	249.9	224.1	209.6	175.3	151.7	151.0	123.6	108.6	101.7	1,988.1
2015	411.3	—	45.8	100.3	86.2	80.9	66.1	54.3	51.4	40.7	33.8	30.4	589.9
2016	333.1	—	—	40.4	78.9	72.6	58.0	48.3	46.7	36.9	29.7	27.4	438.9
2017	252.2	—	—	—	17.9	56.0	44.1	36.1	34.8	25.2	20.2	17.9	252.2
2018	341.8	—	—	—	—	24.3	88.7	71.3	69.1	50.7	41.6	37.1	382.8
2019	518.6	—	—	—	—	—	48.0	125.7	121.4	89.8	75.1	68.2	528.2
2020	324.1	—	—	—	—	—	—	32.3	91.7	69.0	56.1	50.1	299.2
2021	412.4	—	—	—	—	—	—	—	48.5	89.9	73.0	66.6	278.0
2022	359.4	—	—	—	—	—	—	—	—	33.9	83.8	74.7	192.4
2023	410.6	—	—	—	—	—	—	—	—	—	50.2	103.1	153.3
2024	451.9	—	—	—	—	—	—	—	—	—	—	46.3	46.3
Subtotal	4,629.9	195.1	343.3	390.6	407.1	443.4	480.2	519.7	614.6	559.7	572.1	623.5	5,149.3
Europe Insolvency
2014	10.9	—	4.3	3.9	3.2	2.6	1.5	0.8	0.3	0.2	0.2	0.2	17.2
2015	19.0	—	3.0	4.4	5.0	4.8	3.9	2.9	1.6	0.6	0.4	0.2	26.8
2016	39.3	—	—	6.2	12.7	12.9	10.7	7.9	6.0	2.7	1.3	0.8	61.2
2017	39.2	—	—	—	1.2	7.9	9.2	9.8	9.4	6.5	3.8	1.5	49.3
2018	44.9	—	—	—	—	0.6	8.4	10.3	11.7	9.8	7.2	3.5	51.5
2019	77.2	—	—	—	—	—	5.0	21.1	23.9	21.0	17.5	12.9	101.4
2020	105.4	—	—	—	—	—	—	6.0	34.6	34.1	29.7	25.5	129.9
2021	53.2	—	—	—	—	—	—	—	5.5	14.4	14.7	15.4	50.0
2022	44.6	—	—	—	—	—	—	—	—	4.5	12.4	15.2	32.1
2023	46.7	—	—	—	—	—	—	—	—	—	4.2	12.7	16.9
2024	43.4	—	—	—	—	—	—	—	—	—	—	9.5	9.5
Subtotal	523.8	—	7.3	14.5	22.1	28.8	38.7	58.8	93.0	93.8	91.4	97.4	545.8
Total Europe	5,153.7	195.1	350.6	405.1	429.2	472.2	518.9	578.5	707.6	653.5	663.5	720.9	5,695.1
Total PRA Group	$15,257.3	$6,516.8	$1,539.6	$1,492.0	$1,512.6	$1,625.2	$1,841.2	$2,005.6	$2,061.9	$1,728.9	$1,660.4	$1,868.6	$23,852.8
(1)Non-U.S. amounts are presented using the average exchange rates during the respective year.
(2)Includes the acquisition date finance receivables portfolios acquired through our business acquisitions.
(3)Non-U.S. amounts are presented at the exchange rate at the end of the year in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the year-end exchange rate for the respective year of purchase.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles ("GAAP"). However, management uses certain non-GAAP financial measures, including Adjusted EBITDA, internally to evaluate the Company’s performance and to set performance goals. Adjusted EBITDA is calculated as net income (or loss) attributable to PRA Group, Inc. plus income tax expense (or less income tax benefit); plus interest expense, net; plus other expense; plus depreciation and amortization; plus impairment of real estate; plus net income attributable to noncontrolling interests; and plus recoveries collected and applied to finance receivables, net less changes in expected recoveries. Adjusted EBITDA is a supplemental measure of performance that is not required by, or presented in accordance with, GAAP. The Company presents Adjusted EBITDA because the Company considers it an important supplemental measure of its operational and financial performance. Management believes Adjusted EBITDA helps provide enhanced period-to-period comparability of the Company's operational and financial performance and is useful to investors as other companies in the industry report similar financial measures. Adjusted EBITDA should not be considered as an alternative to net income determined in accordance with GAAP. Set forth below is a reconciliation of net income, the most directly comparable financial measure calculated and reported in accordance with GAAP, to Adjusted EBITDA for the years ended December 31, 2024 and 2023. The calculation of Adjusted EBITDA below may not be comparable to the calculation of similarly titled measures reported by other companies.

Adjusted EBITDA for PRA Group ($ in millions)	2024	2023
Net income/(loss) attributable to PRA Group, Inc.	$71	$(83)
Adjustments:
Income tax expense/(benefit)	21	(16)
Interest expense, net	229	181
Other expense	1	2
Depreciation and amortization	11	13
Impairment of real estate	—	5
Net income attributable to noncontrolling interests	18	17
Recoveries collected and applied to Finance receivables, net less Changes in expected recoveries	787	888
Adjusted EBITDA	$1,138	$1,007

In addition, the Company uses return on average tangible equity ("ROATE"), which is a supplemental measure of performance that is not required by, or presented in accordance with, GAAP, to monitor and evaluate operating performance relative to the Company's equity. Management believes ROATE is a useful financial measure for investors in evaluating the effective use of equity, and is an important component of its long-term shareholder return. Average tangible equity is defined as average Total stockholders' equity - PRA Group, Inc. less average goodwill and average other intangible assets. ROATE is calculated by dividing Net income/(loss) attributable to PRA Group, Inc. by average tangible equity.

The following table displays the Company's ROATE and provides a reconciliation of Total stockholders' equity - PRA Group, Inc. as reported in accordance with GAAP to average tangible equity for the years indicated (amounts in thousands, except for ratio data):

	Balance as of Year End			Average Balance
	2024	2023	2022	2024	2023	2022
Total stockholders' equity - PRA Group, Inc.	$1,135,032	$1,167,112	$1,227,661	$1,159,163	$1,166,846	$1,231,546
Less: Goodwill	396,357	431,564	435,921	415,685	423,110	448,214
Less: Other intangible assets	1,453	1,742	1,847	1,616	1,786	2,017
Average tangible equity				$741,862	$741,950	$781,315
Net income/(loss) attributable to PRA Group, Inc.				$70,601	$(83,477)	$117,147
Return on average tangible equity				9.5%	(11.3)%	15.0%

Investor Contact:
Najim Mostamand, CFA
Vice President, Investor Relations
(757) 431-7913
IR@PRAGroup.com

News Media Contact:
Elizabeth Kersey
Senior Vice President, Communications and Public Policy
(757) 641-0558
Elizabeth.Kersey@PRAGroup.com